                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               RF Power Products
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               RF Power Products
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                            RF POWER PRODUCTS, INC.
                             1007 Laurel Oak Road
                          Voorhees, New Jersey 08043
                           Telephone: (609) 627-6100

                   ----------------------------------------

                   Notice of Annual Meeting of Shareholders
                         to be held on April 25, 1997

                   ----------------------------------------

                  The Annual Meeting of Shareholders of RF Power Products, Inc. (the "Company") will be held at The Mansion at Main Street, the corner of Evesham and Kresson Roads, Voorhees, New Jersey 08043, on Friday, April 25, 1997, at 10:00 a.m., local time, for the following purposes:

                  1. To elect two directors of the Company to hold office as specified in the Proxy Statement.

                  2. To approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock available thereunder.

                  3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year 1997.

                  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  The Board of Directors has fixed the close of business on March 17, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                  The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the meeting.

                  All shareholders are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the stamped and addressed envelope enclosed for your convenience. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.

                                       By Order of the Board of Directors



                                       CHRISTOPHER BEN
                                       Secretary
Voorhees, New Jersey
March 17, 1997

                            RF POWER PRODUCTS, INC.
                             1007 Laurel Oak Road
                          Voorhees, New Jersey 08043
                           Telephone: (609) 627-6100


                                ---------------

                                PROXY STATEMENT

                                ---------------


                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RF Power Products, Inc., a New Jersey corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at The Mansion at Main Street, the corner of Evesham and Kresson Roads, Voorhees, New Jersey 08043, on Friday, April 25, 1997 at 10:00 a.m., local time, and at any postponement or adjournment thereof (the "Meeting"). This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about March 17, 1997.

                  The Board of Directors knows of no other matters that are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act on such matters in accordance with their judgment. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy. In the absence of instructions, executed proxies will be voted "FOR" the nominees of the Board of Directors for election as directors, "FOR" approval of the amendment to the 1992 Stock Option Plan and "FOR" the ratification of KPMG, Peat Marwick LLP as the Company's auditors for the fiscal year 1997.

                  Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                   VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities
-----------------

                  At the close of business on March 17, 1997, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding 12,124,078 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"). Each shareholder of record at the close of business on March 17, 1997 is entitled to one vote per share on all matters subject to shareholder vote. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for purposes of considering such matter. Shareholders do not have cumulative voting rights in the election of directors or otherwise.

Security Ownership of Management and Principal Shareholders
-----------------------------------------------------------

                  The table below sets forth certain information as of March 17, 1997 regarding the beneficial ownership as defined in regulations of the Securities and Exchange Commission of Common Stock of (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares listed. The information in the table below was furnished by the persons listed. As used in this table, unless otherwise noted, the named beneficial owner has the sole power to vote or dispose of, or to direct the voting or disposition of, the shares or the right to acquire such power within 60 days of March 17, 1997 with respect to any shares.

Name of Beneficial Owner          Number of Shares Owned    Percent of Class/1/
------------------------          ----------------------    ------------------
Ronald Deferrari
9509 International Court
St. Petersburg, FL 33716                         942,905            7.78%

Mitsuyuki Umino
No. 35-3.  Hon-Amanuma 3-
Chome Suginami-Ku Tokyo
16T, Japan                                     1,000,000            8.25%

Joseph Stach/2/                                  982,100            8.10%

Christopher Ben/2/                               392,260            3.24%

Domenic Golato/2/                                155,000            1.28%

Arthur Zafiropoulo/2/                            150,100            1.24%

Gerald M. Starek/2/                              145,000            1.20%

Directors and executive officers
as a group/3/                                  1,824,460           15.05%

----------------------------
/1/ Any securities not currently outstanding but subject to options or warrants exercisable within 60 days of March 17, 1997, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by such person.

/2/ Includes shares subject to currently outstanding options exercisable within 60 days of March 17, 1997.

/3/ Includes 31,250 shares subject to currently outstanding options exercisable within 60 days of March 17, 1997.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS


Nominee for Election
--------------------

                  The Articles of Incorporation provide that the directors of the Company be classified, with respect to the term for which they severally hold office, into three classes, each class to be as nearly equal in number as possible, and that at each annual meeting of the shareholders of the Company the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the third annual meeting of shareholders after their election by the shareholders. The Board of Directors is authorized to fix the number of directors as provided in the Company's Bylaws, and has fixed the number at four. The nominees identified below are the nominees comprising the class to be elected at the 1997 meeting for a three-year term expiring at the 2000 annual meeting. The nominees are currently directors of the Company elected by the shareholders. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted for the election of Joseph Stach and Arthur Zafiropuolo for a term expiring in 2000, or until their successors are duly elected and qualified.

                  The Board of Directors believes that the nominees will be able to serve as directors. If the nominees are unable to serve, the person named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

                  The Directors will be elected by a plurality of votes cast. Abstentions and broker non-votes are treated as votes cast, and thus are not the equivalent of votes against.

                  The following sets forth certain information about the nominees for election as directors:

---------------------------------------------------------------------------------------------------------------------
                                                        Director
Name                               Age                    Since          Position with the Company
---------------------------------------------------------------------------------------------------------------------
Joseph Stach/1/                    58                     1992           President, Chief Executive Officer
                                                                         and Chairman of the Board of
                                                                         Directors

Arthur Zafiropuolo/1,2,3,4/        58                     1992           Director

------------------------
/1/ Member of the Stock Option Committee for Employees other than Principal Officers of the Company.

/2/  Member of Compensation Committee.

/3/  Member of Stock Option Committee for Principal Officers of the Company.

/4/  Member of Audit Committee.

         Dr. Stach has been President, Chief Executive Officer and Chairman of the Board of the Company since April 1992. Dr. Stach joined the Company as President in July 1991. From April 1991 to July 1991, Dr. Stach was Executive Vice President of Plasma-Therm. From March 1988 until he joined Plasma-Therm, Dr. Stach was the director of the Center for Microelectronics Research at the University of South Florida. Dr. Stach also served as a director of Plasma-Therm from 1987 to 1992.

         Mr. Zafiropoulo has served on the Board of Directors of the Company since July 1992. Mr. Zafiropoulo has been the President of UltraTech Stepper, Inc. ("Ultratech"), a manufacturer of lithographic equipment for the semiconductor industry, since October 1990. From February 1989 until he joined

UltraTech, Mr. Zafiropoulo was President of General Signal Semiconductor Equipment Group's International Operations. Mr. Zafiropoulo was President of Drytek, a manufacturer of plasma etching equipment from July 1980 until February 1989. In addition, Mr. Zafiropoulo was President of Kayex, a unit of General Signal, from July 1988 until June 1989. Mr. Zafiropoulo is a director of Ultratech.

         The Board of Directors recommends a vote "FOR" the nominees set forth above.

Continuing Director
-------------------

                  The following sets forth certain information about each continuing director:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                Director
Name                                        Age                  Since              Position with the Company
-----------------------------------------------------------------------------------------------------------------------------------
Term expiring in 1998
Gerald M. Starek/1,2,3/                      55                    1994              Director


-------------------
/1/      Member of the Compensation Committee.

/2/      Member of Stock Option Committee for Principal Officer of the Company.

/3/      Member of the Audit Committee.

                  Mr. Starek has served on the Board of Directors of the Company since February 1994. Mr. Starek, a private investor, was the founder of Silicon Valley Group, Inc. From September 1991 to April 1993, Mr. Starek served as Silicon Valley Group's Vice Chairman and from September 1984 to September 1991, he served as Silicon Valley Group's Chairman.

Director Vacancy
----------------

                  On December 29, 1996 Mr. Mitsuyuki Umino, a director of the Company since September 1993, resigned his position as a director of the Company. Mr. Umino served as a member of the Compensation Committee. Mr. Umino's term of office was scheduled to expire in 1999. The Company is actively looking for a replacement to fill the vacancy caused by Mr. Umino's resignation.

Meetings and Committees of the Board of Directors
-------------------------------------------------

                  The Company has an Audit Committee, a Compensation Committee and two Stock Options Committees, one for grants to Principal Officers (as defined below) of the Company and one for grants to employees of the Company, the Company does not have an Executive Committee or a Nominations Committee. The Audit Committee and Stock Option Committee for Principal Officers of the Company each consist of Messrs. Zafiropoulo and Starek, the Stock Option Committee for Employees other than Principal Officers of the Company consists of Dr. Stach and Mr. Zafiropoulo and the Compensation Committee consists of Messrs. Zafiropoulo and Starek. During fiscal year ended November 30, 1996 ("fiscal 1996"), the Compensation Committee, the Audit Committee, the Stock Option Committee for Principal Officers of the Company and the Stock Option Committee for Employees other than Principal Officers of the Company each held one meeting. The functions of the Audit Committee generally include reviewing with the independent auditors of the scope and results of their engagement and reviewing the adequacy of the Company's system of internal accounting controls and the Compensation Committee is responsible for establishing salaries, bonuses and other compensation of the Company's employees. The Stock Option Committee for Principal Officers of the Company is responsible for granting options to Principal Officers of the Company under the Company's 1992 Stock Option Plan (the "1992 Plan") and the Stock Option Committee for Employees other than Principal Officers is responsible for granting options to employees other than Principal Officers of the Company under the 1992 Plan. A Principal Officer is a person who is an "officer" of the Company within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended.

                  The Board of Directors held four meetings in fiscal 1996. During fiscal 1996, each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

Compensation of Directors
-------------------------

                  The directors receive $1,500 for each Board of Directors meeting attended, reimbursement for out-of-pocket expenses and a yearly retainer of $5,000, paid quarterly, prorated over the year for the period of time that they are directors of the Company (prior to such date the directors received $1,000 for each Board of Directors meeting attended and reimbursement of out-of-pocket expenses, and no retainer). Mr. Starek was paid an additional $2,500 by the Company in fiscal 1996 as compensation for consulting services provided to the Company. Pursuant to the terms of the Company's 1993 Non-Employee Directors Stock Option Plan, each non-employee director of the Company, who was a member of the Company's Board of Directors during fiscal 1996, will be granted options to purchase 5,000 shares of Common Stock for each fiscal year in which they serve as a director of the Company. All such options have or will have an exercise price equal to the fair market value of the Company's Common Stock on the date of such grant.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table
--------------------------

                  The following table sets forth certain information regarding compensation paid and accrued during fiscal 1996 to the Company's Chief Executive Officer and the other Executive Officers of the Company whose compensation exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                                         Long Term
                                                   Annual Compensation                 Compensation
                                            -------------------------------------      ------------
                                                                                          Awards
                                                                                       ------------
                                                                         Other          Securities
                                                                        Annual          Underlying        All other
Name and Principal          Year            Salary          Bonus    Compensation       Options (#)      Compensation
------------------          ----            ------          -----    ------------       -----------      ------------
Joseph Stach                1996           201,558        - 0 -         19,515/(1)/         50,000           - 0 -
  President and Chief       1995           188,136      425,900/(2)/    19,493/(1)/          - 0 -           - 0 -
  Executive Officer         1994           204,984        - 0 -         13,796/(1)/          - 0 -           1,435/(3)/

Christopher Ben             1996           144,646         - 0 -         - 0 -              25,000             950/(4)/
  Chief Operating           1995           135,497        56,050                             - 0 -             924/(4)/
  Officer and               1994           117,809        30,000                             - 0 -           1,599/(4)/
  Secretary

Domenic Golato              1996           102,701         - 0 -                            10,000             137/(5)/
  Chief Financial           1995            96,057        28,050                             - 0 -             198/(5)/
  Officer and               1994            81,182        20,000                             - 0 -              91/(5)/
  Treasurer

--------------------
/(1)/ Represents perquisites and personal benefits, including $13,796, $19,493 and $19,515 for 1994, 1995 and 1996, respectively, in charges relating to living expenses paid by the Company for Dr. Stach's benefit, which are included in Dr. Stach's gross income for income tax purposes.
/(2)/ Represents the bonus for fiscal 1995 ($22,500 of which was paid in fiscal 1995 and 403,400 in fiscal 1996).
/(3)/ Represents life insurance premiums paid by the Company for the benefit of Dr. Stach under a life insurance policy that has been assigned to a local bank and the New Jersey Economic Development Authority ("NJEDA") pursuant to the terms of the Company's loan agreement with the local bank, which is guaranteed by the NJEDA in 1994.
/(4)/    Includes $950 in 1996, $924 in 1995 and $1,269 in 1994 contributed by the Company for Mr. Ben's account under the Company's 401(k) Plan and $330 in life insurance premiums paid in 1994 by the Company for the benefit of Mr. Ben under a life insurance policy that has been assigned to a local bank and NJEDA pursuant to the terms of the Company's loan agreement with the local bank, which is guaranteed by the NJEDA.
/(5)/ Includes $137 in 1996, $198 in 1995 and $91 in 1994 contributed by the Company for Mr. Golato's account under the Company's 401(k) Plan.

Option Grants in Fiscal 1996
----------------------------

                  The following table sets forth information relating to the grant of stock options by the Company during 1996 to the named executive officers.

                                                                                                          Potential
                                                                                                     Realizable Value of
                                                                                                       Assumed Annual
                                                                                                    Rates of Stock Price
                                                                                                        Appreciation
                                       Individual Grants                                             for Option Term/(1)/
----------------------------------------------------------------------------------------------      -------------------------
                                                   % of Total
                                                    Options
                                  Number of        Granted to       Exercise
                                 Securities        Employees        or Base
                                 Underlying        in Fiscal         Price        Expiration
           Name                Options(#)/(2)/        1996           ($/sh)          Date            5%($)        10% ($)
           ----                --------------        ------         --------        ------           -----        -------
Joseph Stach...............     50,000                20%             2.88          5/2/06          $223,500      $339,500

Christopher Ben............     25,000                10%             2.88          5/2/06          $111,750      $169,750

Domenic Golato.............     10,000                 4%             2.88          5/2/06          $ 44,700      $ 67,900

--------------------
/(1)/ The indicated dollar amounts are the result of calculations based on the exercise price of each option and assume five and ten percent appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

/(2)/ Granted options become exercisable in 25% annual increments beginning on May 3, 1996.


Employment Agreements
---------------------

                  In April 1992 the Company entered into a three-year employment agreement (the "Employment Agreement") with Joseph Stach, which was amended in July 1992. The Employment Agreement provided for an annual base salary of $106,000 and an annual bonus equal to .5 % of net sales, up to a maximum bonus of $100,000. In addition, the Company agreed to reimburse Dr. Stach for certain expenses incurred in connection with the sale of his home in Florida and his relocation to New Jersey. Dr. Stach was entitled to receive during each year of the Employment Agreement an annual grant of options to purchase 100,000 shares of Common Stock with an exercise price equal to 50% of the lowest fair market value during each year preceding each such grant of options. The Employment Agreement provided that the Employment Agreement could be terminated at any time, with or without cause, in which case, if Dr. Stach was terminated for cause, the Company would be liable to pay Dr. Stach compensation and benefits for one year, if Dr. Stach was terminated without cause, the Company would be liable to pay Dr. Stach's compensation and benefits for the balance of the term of the agreement. Dr. Stach agreed that at least for the term of the Employment Agreement, he will not solicit or accept business from any customers of the Company and agreed that during the term of the Employment Agreement and for a period of two years after termination of employment he will not disclose any confidential information of the Company.

                  In December 1993, the Company entered into a new employment agreement (the "New Employment Agreement") with Dr. Stach, which was amended in February 1994. The terms of the New Employment Agreement are substantially similar to the 1992 Employment Agreement. The New Employment Agreement, however, is for a five-year term ending November 1998, and provides for an annual base salary of $125,000, an annual bonus of .5% of sales up to a maximum of $250,000 and does not provide for the annual stock option grants.

              In October 1994, the New Employment Agreement was further amended to provide for an annual salary and a bonus based on the Company's after-tax net income, both as determined annually by the Company's Compensation Committee.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

              Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from certain Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons from December 1, 1995 through November 30, 1996 were made on a timely basis.

Certain Relationships and Related Transactions
----------------------------------------------

               In February 1994, the Company entered into five stock purchase agreements with three officers of the Company and two directors of the Company. The purpose of the stock purchase agreements was to implement and augment a strategy of attracting and maintaining a core group of dedicated executives and directors. The purchase price per share under the stock purchase agreements was equal to the fair market value of the Company's Common Stock on February 10, 1994 as determined in a valuation opinion received by the Company from an independent investment banking firm. Pursuant to the terms of the three stock purchase agreements (the "Stock Purchase Agreements") with the officers, Joseph Stach, Christopher Ben and Domenic Golato purchased 800,000, 400,000 and 200,000 shares of the Company's Common Stock, respectively, at a purchase price of $.22 per share. One fourth of the aggregate purchase price under each Stock Purchase Agreement was paid to the Company on the date of execution and the balance of the purchase price is represented by three Promissory Note and Security Agreements (the "Notes") in the amount of $132,000, $66,000 and $33,000, respectively. The principal amount due under the Notes is payable in three consecutive annual installments commencing in February 1995 and ending in February 1997. In March 1995, the parties agreed to extend the payment date of the first installment to May 1995. In January 1997, the parties agreed to extend the payment date of the third installment to February 2000. The Notes accrue interest on the unpaid principal amount at 6.5% per annum. Pursuant to the terms of the Stock Purchase Agreement with the directors, Arthur Zafiropoulo and Gerald M. Starek, each purchased 100,000 shares of the Company's Common Stock at a purchase price of $.22 per share.

               On May 30, 1995 the Company entered into a settlement agreement with its former legal counsel and the three executive officers, Messrs. Stach, Ben and Golato (the "Executives") who entered into the Stock Purchase Agreements, regarding unintended tax consequences suffered by the Executives in connection with the Stock Purchase Agreements (the "Settlement Agreements"). Under the terms of the Settlement Agreement, the Company agreed to accelerate the vesting of the stock purchased by the Executives under the Stock Purchase Agreements. This acceleration will result in a $784,000 windfall tax benefit to the Company. The Company will transfer the benefits indirectly to the Executives as part of the Settlement Agreement. As part of the settlement, the Company has also agreed to guarantee loans made by the former legal counsel to the Executives aggregating approximately $300,000.

Report of the Compensation Committee on Executive Compensation

General Philosophy
------------------

               The Compensation Committee of the Board of Directors (the "Committee"), which consists of two non-employee directors, is responsible for reviewing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. The Company's strategy and the proposed compensation structure for its executives (including base salaries, bonus compensation and stock options) were approved by the Committee.

                  The Company believes there should be a direct relationship between executive compensation and corporate performance and value delivered to stockholders. The Company's compensation structure is based on this philosophy. The Company believes that the base compensation for its executives should be competitive, enabling the Company to attract and retain the best available people. Additionally, the Company believes that bonus compensation based on realistic targets provides the motivation to the executives to strive to meet or exceed Company goals. The Company also believes that stock options are a key ingredient to executive compensation because they serve to align the interests of executive officers with stockholder value.

Salaries
--------

                  The base salary of each of the executive officers was based on a survey of comparably- sized companies in the geographical region. Among the factors considered by the Committee in assessing the competitiveness of the compensation of the executive officers of the Company were the roles and scope of responsibilities of each executive officer, the salaries paid to persons in similar positions in other companies and an evaluation of the skills and judgment required to accomplish the Company's goals. The base salary for the Chief Executive Officer is also subject to the terms of the employment agreement between the Company and the Chief Executive Officer.

Bonuses
-------

                  The Committee additionally approved a corporate officer bonus plan for fiscal 1996 that provided for bonuses to the executive officers based on the achievement by the Company of certain after-tax earnings goals. The Company did not accomplish any of these goals during fiscal 1996, which resulted in no bonuses being granted.

Stock Options
-------------

                  Stock options accomplish the objective of further motivating executives to create shareholder value. Options are granted by the Committee pursuant to the Company's 1992 Stock Option Plan. Options are granted with an exercise price equal to the fair market value of the Company's stock on the day preceding the date of grant, creating recipient value only as the stock increases in market price. Options expire from five to ten years from the date of granting. Options for a total of 85,000 shares of the Company's Common Stock were granted to three executive officers during fiscal 1996.

Compensation of the Chief Executive Officer
-------------------------------------------

                  The Chief Executive Officer's salary was determined by the Committee based on the principles described above for all executive officers. Additionally, the Chief Executive Officer's salary is subject to an employment contract between the Company and the Chief Executive Officer. The Committee recommended and the Board of Directors approved the Chief Executive Officer's salary and bonus for fiscal 1996. In making its recommendations, the Company exercised its subjective judgment and considered the general criteria used to determine salaries for all executive officers.

                             Submitted by the Compensation
                             Committee of the Company's Board of
                             Directors

                             Arthur Zafiropoulo
                             Gerald M. Starek

                            STOCK PERFORMANCE GRAPH

                  The graph below is a line-graph presentation comparing the percentage change in the cumulative total stockholder return on the Company's stock for the thirty four month period ending November 30, 1996, with the return of the American Stock Exchange Index ("ASE Index") and the American Stock Exchange High Technology Index ("ASE High Tech Index"). The graph reflects reinvestment of all dividends.


        Comparison of Thirty - Two Month Cumulative Shareholder Returns
              (Assuming an investment of $100 on April 29, 1994)

----------------------------------------------------------------------------------------------------------
                      Apr 1994    May 1994    Nov 1994    May 1995    Nov 1995    May 1996    Nov 1996
----------------------------------------------------------------------------------------------------------
RF Power Products      $100.00      $76.67     $213.33     $146.67     $326.67     $396.67     $193.33
----------------------------------------------------------------------------------------------------------
ASE Index              $100.00     $100.12      $98.62     $111.86     $122.15     $138.88     $134.45
----------------------------------------------------------------------------------------------------------
ASE High Tech Index    $100.00      $97.12      $99.52     $117.17     $144.35     $197.92     $174.94
----------------------------------------------------------------------------------------------------------

                  PROPOSAL 2 -- APPROVAL OF AMENDMENT OF 1992
                               STOCK OPTION PLAN

                  The Board of Directors of the Company has approved and recommended for submission to the Company's shareholders an amendment to the 1992 Stock Option Plan (the "1992 Plan").

                  The Board of Directors has determined that it is in the best interest of the Company and its shareholders, and has adopted and proposes that the shareholders approve an amendment to the 1992 Plan to provide for an increase in the overall number of shares of Common Stock available under the 1992 Plan.

                  The proposed amendment would increase the number of shares available for grant under the 1992 Plan. Currently, only 17,515 shares remain available for grant under the 1992 Plan. Under the proposed amendment at the end of each fiscal year (commencing with fiscal year ended November 30, 1996) through the term of the 1992 Plan an additional number of shares would be added to the 1992 Plan equal to 1% of the Company's outstanding shares as of the end of that fiscal year. If the amendment is adopted, an additional 121,231 shares, which represent 1% of the Company's outstanding shares of Common Stock on November 30, 1996 will be immediately added to the 1992 Plan. On each following November 30 throughout the term of the 1992 Plan an additional amount, equal to the 1% of the outstanding Common Stock at those times, will automatically be added to the 1992 Plan, without any requirement for future shareholder approval.

                  This amendment has been proposed because the Company will need additional stock incentives in order to attract and maintain qualified management personnel. This proposal will allow the addition of a reasonable quantity of stock incentives each year, in order to support the Company's operations and growth, while at the same time assuring shareholders that growth in the size of the 1992 Plan will occur in a measured and predictable manner.

                  No stock options have been granted with respect to the additional 121,231 shares that are proposed to be newly authorized in 1997 under the 1992 Plan. Stock options granted during 1996 to the named executive officers are shown in the "Option Grants in Fiscal 1996" table. Stock options granted during 1996 to all executive officers as a group totaled 85,000 shares of Common Stock at a weighted average exercise price of $2.88 per share, and to all other employees as a group totaled 162,850 shares of Common Stock at a weighted average exercise price of $2.88 per share. The number of shares of Common Stock that may be subject to options granted in the future under the 1992 Plan to executive officers, directors and employees of the Company is not determinable at this time. On March 11, 1997, the closing market price of the Common Stock on the American Stock Exchange was $3.25 per share.

                  The purpose of the 1992 Plan is to recognize contributions made by the Company by employees (including employees who are members of the Board of Directors), consultants and advisors of the Company, to provide such persons with additional incentive to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary rights to acquire the Company's Common Stock.

                  The key terms of the 1992 Plan, as proposed to be amended, are as follows:

                  Number of Shares. The maximum number of shares of Common Stock
                  ----------------
which may be issued under the 1992 Plan is equal to: (i) 1,200,000 shares of Common Stock plus, (ii) an amount equal to 1% of the total number of shares of Common Stock outstanding on the last trading day of the fiscal year ended November 30, 1996, plus (iii) additional amounts equal to 1% of the total number of shares of Common Stock outstanding at the end of each succeeding fiscal year, such amounts to be added at the end of each such year. The maximum number of shares is subject to adjustment to reflect certain changes in the Company's capitalization. Options granted under the 1992 Plan may either be Incentive Stock Option ("ISOs") or Non-Qualified Stock Options ("NQSOs") (together the "Options"). If an Option terminates or expires without the issuance of shares for any reason, the shares subject to such Option will again be available for grant pursuant to the 1992 Plan. Shares received upon exercise of an option are hereinafter referred to as "Option Shares".

                  Administration. The 1992 Plan shall be administered by a
                  --------------
committee composed of two or more members of the Board of Directors who are not eligible to receive Options under the 1992 Plan; however, the Board of Directors may designate two committees to operate and administer the 1992 Plan, one of such committees comprised of members of the Board of Directors described above to operate and administer the 1992 Plan with respect to each person who is a "Principal Officer" of the Company and the other committee to be comprised of two or more members of the Board of Directors to operate and administer the 1992 Plan with respect to all persons other than "Principal Officers". Any of such committees designated by the Board of Directors is hereinafter referred to as the "Committee". The 1992 Plan defines "Principal Officer" as a person who is an "officer" of the Company within the meaning of Rule 16a-1(f) promulgated under the Securities and Exchange Act of 1934, as amended. From time to time in its discretion, the Committee may select eligible recipients to whom Options will be granted, determine when each Option will be granted, determine the number of shares subject to such Options and, pursuant to the provisions of the 1992 Plan, determine the terms and conditions of each Option.

                  Eligibility. All employees, consultants and advisors of the
                  -----------
Company or its subsidiaries and affiliates are eligible to receive Options under the 1992 Plan. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee consultant or advisor of the Company.
There are currently approximately 148 eligible employees.

                  Term of the 1992 Plan. No Options may be granted under the
                  ---------------------
1992 Plan after July 10, 2002.

                  Grant of Options; Exercise Price. Options granted under the
                  --------------------------------
1992 Plan may be either ISOs or NQSOs. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Unless an Option is specifically designated at the time of grant as an ISO, Options under the 1992 Plan will be NQSOs. Options are not transferable by the optionee except by will, laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined in the Code or in Title I of the Employee Retirement Security Act of 1974, as amended.

                  The exercise price of the Options will be as determined by the Committee, provided that the exercise price of an ISO will be at least 100% of the fair market value of a share of Common Stock on the date the Option is granted, or at least 110% of the fair market value of a share of Common Stock on the date an ISO is granted if the recipient owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. Subject to the termination provisions of the 1992 Plan described below, the term of each Option is fixed by the Committee.

                  Termination of Options. All Options terminate on the earliest
                  ----------------------
of:

                  (a) The expiration of the term specified in the Option, which shall not exceed ten years from the date of grant or five years from the date of grant of an ISO if the recipient on the date of grant owns, directly or by attribution under section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

                  (b) The date the optionee's employment or service with the Company terminates for any reason other than disability (as defined in the Code) or death or as otherwise specified in 6(d) or 6(e) below;

                  (c) The expiration of one year from the date the optionee's employment or service with the Company or terminates due to the optionee's death or disability;

                  (d) The date upon which a determination is made by the Committee that the optionee has breached his employment or service contract with the Company, has been engaged in disloyalty to the Company or has disclosed trade secrets or confidential information of the Company; or

                  (e) The date set by the Committee to be an accelerated expiration in the event of a "Change of Control".

                  A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) approval by the Company's shareholders (or Board of Directors, if shareholder action is not required) of a plan or arrangement relating to the dissolution or liquidation of the Company or a definitive agreement to sell or otherwise dispose of substantially all of the Company's assets; (ii) approval by the Company's Shareholders (or Board of Directors, if Shareholder action is not required) of a definitive agreement to merge or consolidate the Company with or into another corporation, other than a merger or consolidation of the Company in which holders of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority ownership of common stock (and, if one class of Common Stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the voting securities) of the surviving corporation immediately after the merger or consolidation, which Common Stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation; (iii) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, shall have become the beneficial owner of, or shall have obtained voting control over more than 50% of the outstanding shares of the Company's Common Stock.

                  Payment for Options. An optionee may pay for shares of Common
                  --------------------
Stock in cash, certified check or such other mode of payment as the Committee may approve, including payment in shares of Common Stock held by the optionee for at least six months.

                  Amendment. The Board of Directors may amend the 1992 Plan at
                  ----------
any time in such manner as it may deem advisable; provided that the Board of Directors may not (a) change the class of individuals eligible to receive an ISO, (b) increase the maximum number of shares as to which Options may be granted or (c) make any other change as to which shareholder approval is required in order to satisfy the condition set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, in each case without obtaining shareholder approval within 12 months before or after such action. No Option will be adversely affected by any such amendment without the consent of the optionee.

                  Federal Income Tax Consequences. The following discussion is
                  --------------------------------
intended to point out the general principles of current federal income tax law applicable to the Options.

Incentive Stock Options
-----------------------

                  For the purposes of the regular income tax currently imposed under the Code, the holder of an ISO will not recognize taxable income upon either the grant or exercise of the Option.

                  The optionee will recognize long-term capital gain or loss on a disposition of the Option Shares acquired upon exercise of an ISO provided the optionee does not dispose of the Option Shares within two years from the date the ISO was granted and within one year after the Option Shares were transferred to him. For purpose of determining such gain or loss, the optionee's basis in such shares will, in general, be the optionee's option price. Under present law long-term capital gain is subject to a maximum tax rate of 28%, while ordinary income may be taxed at a maximum rate of 31%. If the optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the ISO.

                  The amount, if any, by which the fair market value of an Option Shares at the time of exercise (determined without regard to certain transfer restrictions) exceeds the option price will be included in the computation of the optionee's alternative minimum taxable income, "generally in the year he or she exercises the ISO, for purpose of the "alternative minimum tax." If an optionee pays alternative minimum tax, the amount of such tax paid that is attributable to the exercise of ISOs will be allowed as a credit against regular tax liability in subsequent years in which the optionee's regular tax liability (reduced by certain other tax credits) exceeds his or her tentative minimum tax. Further, the optionee's basis in Option Shares acquired through exercise of an ISO will, for alternative minimum tax purposes, equal the fair market value of the Option Shares taken into account in determining the amount of the preference.

                  As a general rule, if the optionee disposes of the Option Shares before satisfying the holding period requirements discussed above (a "disqualifying disposition"), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the differences between the fair market value of the Option Shares on the date of exercise and the adjusted basis of the Option Shares (or, in certain cases, the excess of the amount realized on disposition over the adjusted basis, if such excess if less than the amount arrived at by the former calculations), and the Company will be entitled to a deduction in that amount. If the Option Shares received by the optionee upon exercise of the Option are subject to a substantial risk of forfeiture and are non-transferable ("substantially nonvested"), within the meaning of the regulations under Section 83 of the Code, and the optionee makes a disqualifying disposition of the Option Shares once they become substantially vested, the portion of the gain which will be taxed as ordinary income on the disqualifying disposition is the excess of the fair market value of the Option Shares on the date the Option Shares become substantially vested (or the amount realized on the disposition, if such amount is less) over the option price of the Option Shares. The Company will be entitled to a corresponding deduction. However, pursuant to Section 83(b) of the Code, optionees may elect, generally within 30 days of exercise of the Option, to recognize ordinary income from a disqualifying distribution as if the shares had been substantially vested on the date of exercise.

                  The gain (if any) in excess of the amount recognized as ordinary income or disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the optionee held the Option Shares prior to the disposition. However, if the Option Shares were substantially nonvested and the optionee did not make the election pursuant to
Section 83(b) of the Code, the optionee's capital gain holding period begins on the date the Option Shares become substantially vested rather than the date the Option Shares were acquired.

Non-Qualified Stock Options
---------------------------

                  For Federal income tax purposes, the holder of a NQSO will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant of a NQSO. The optionee will in general recognize ordinary income upon exercise of the NQSO, in an amount equal to the excess of the fair market value of the Option Shares received at the time of exercise over the exercise price of the NQSO, and the Company will be allowed a deduction in that amount. If, however, the Option Shares received upon the exercise of the NQSO are "substantially nonvested" within the meaning of a regulations under Section 83 of the code, the optionee will not recognize income and the Company will not be entitled to a deduction until the Option Shares become "substantially vested," in which case the amount of ordinary income recognized by the optionee will be the excess of the fair market value of the Option Share when they become substantially vested over the exercise price of the NQSO, and the Company will be entitled to a corresponding deduction. However, pursuant to Section 83(b) of the Code, an optionee may elect, generally within 30 days of exercise of the Option, to recognize ordinary income upon exercise of the Option as if the Option Shares were substantially vested on the date of exercise. Upon disposition of the Option Shares, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time the optionee held the Option Shares prior to disposition, in an amount equal to the difference between the amount realized on the disposition and the optionee's basis in the Option Shares (which basis is ordinarily the fair market value of the Option Shares on the date the option was exercised or became substantially vested).

                  The amendment to the 1992 Plan will be approved by the shareholders if a majority of the votes present or represented and entitled to vote at the Annual Meeting vote "FOR" the amendment to the 1992 Plan. Shares will be counted as voting against this proposal if the shares are voted either "against" or to "abstain." Broker non-votes will not change the number of votes cast for or against this proposal and will not be treated as shares entitled to vote.

                  The Board of Directors recommends a vote "FOR" approval of the amendment to the 1992 Plan.

            PROPOSAL 3 -- INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  The Board of Directors proposes that its appointment of the accounting firm of KPMG Peat Marwick LLP ("Peat Marwick") as the Company's independent accountants for the fiscal year ending November 30, 1997 ("fiscal 1997") be ratified by the shareholders. If not otherwise specified, proxies will be voted in favor of the ratification of the appointment. A representative of Peat Marwick, the Company's independent certified public accountants for fiscal 1997 will be present at the Meeting in order to respond to appropriate questions and will have the opportunity to make a statement if he desires to do so.

                  The Board of Directors recommends a vote "FOR" the appointment of KPMG Peat Marwick LLP as the Company's auditors for fiscal 1997.

                            SHAREHOLDERS PROPOSALS

                  Any shareholder proposal intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal office in Voorhees, New Jersey, no later than December 13, 1997 in order to be considered for inclusion in the Company's proxy material relating to that meeting.

                      EXPENSE OF SOLICITATION OF PROXIES

                  The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expense of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy materials, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company.

                          ANNUAL REPORT ON FORM 10-K

                  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CHRISTOPHER BEN, SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

    -----------------------------------------------------------------------

                  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING THE COMPANY URGES YOU TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY.

                                     By Order of the Board of Directors



                                     CHRISTOPHER BEN
                                     Secretary

                                   EXHIBIT A

                 PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN



                 Section 6 shall be deleted in its entirety and replaced with the following:

                  "6. Shares Subject to Plan. Prior to November 30, 1996, the
                      ----------------------
         aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 1,200,000. On and after November 30, 1996, subject to stockholder approval at the 1997 Annual Stockholders Meeting, the aggregate number of Shares which may be issued pursuant to the Plan is (i) 1,200,000 Shares, plus (ii) an amount equal to 1% of the total number of shares of Common Stock outstanding on the last trading day of the fiscal year ended November 30, 1996, plus (iii) additional amounts equal to 1% of the total number of shares of Common Stock outstanding on the last trading day of each succeeding fiscal year, such amounts to be added at the end of each such year. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of an Option granted pursuant to the Plan."

--------------------------------------------------------------------------------



                           RF POWER PRODUCTS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF SHAREHOLDERS APRIL 25, 1997

    The undersigned hereby nominates, constitutes and appoints Joseph Stach, Christopher Ben and Domenic Golato or any of them, with full power of substitution, to vote all shares of common stock, $.01 par value per share, of RF Power Products, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Friday, April 25, 1997 or any postponements or adjournments thereof, and upon such other business as may properly come before the Annual Meeting, with all the powers the undersigned would possess if personally present as follows:

                        (TO BE SIGNED ON REVERSE SIDE)

                                                             -------------
                                                              SEE REVERSE
                                                                  SIDE
                                                             -------------


--------------------------------------------------------------------------------

[X]  PLEASE MARK YOUR                                                   --
     VOTES AS IN THIS
     EXAMPLE.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

 FOR THE NOMINEE    [_]                  WITHHOLD   [_]
 LISTED ABOVE                            AUTHORITY

1. To elect to the Board of Directors two nominees as directors. Nominees:
Joseph Stach; Arthur Zafiropoulo (except as marked to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)


-------------------------------------------------------------------------------
The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of Directors in the event that the above nominees are unable or unwilling to serve.


2. To amend the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock available thereunder.
A Vote FOR Proposal 2 is recommended by the Board of Directors.

[_] FOR           [_] AGAINST           [_] ABSTAIN



3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year 1997.
A Vote FOR Proposal 3 is recommended by the Board of Directors.

[_] FOR           [_] AGAINST           [_] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is hereby acknowledged.

   Please mark, sign, date and mail your proxy card today promptly using the enclosed envelope.


SIGNATURE(S) _____________________________________________ DATE __________, 1997
                 (title or authority, if applicable)

Please date this Proxy and sign your name ex-actly as it appears on your stock certificates. Executors, administrators, trustees, officers of a corporation, fiduciaries, etc. should give their full title as such. Partnerships should sign in the partnership name by an authorized person. For shares held jointly, each joint owner should personally sign. If the under-signed hold(s) any of the shares of common stock of the Company in a fiduciary, custodial or joint capacity or capacities, this Proxy is signed by the undersigned in every such capac-ity as well as individually. Attendance of the undersigned at the Annual Meeting will not be deemed to revoke this Proxy unless the under-signed shall affirmatively indicate at the meeting the intention of the undersigned to vote in person.